NATIONAL BANK OF CANADA

      350 Burnhamthorpe Road West, Suite 216, Mississauga, Ontario L5B 3J1
                           Telephone: (905) 276-9464
                              FAX: (905) 276-1750


Commercial Banking Centre
  June 22, 1994


Sirco International (Canada) Ltd.
1321 Blundell Road
Mississauga, Ontario
L4Y 1M6

ATTENTION:   Mr. Doug Turner, President

Dear Sirs:

We are please to inform you that the National Bank of Canada (hereinafter called the "Bank") agrees to make available to Sirco International (Canada) Ltd. (hereinafter called the "Borrower") the financing below, subject to the following terms and conditions:

AMOUNT:           A. $700,000. by way of an Operating Loan on a revolving demand loan agreement.

                  B. $630,000. by way of a non-revolving demand loan.

                  C. $150,000.  by way of a Foreign exchange Limit with net risk of 10% i.e. at any time, the total foreign exchange contracts outstanding may not exceed the Canadian equivalent of $1,500,000.

PURPOSE:          A. To finance day to day operations.

                  B. To payout and consolidate an existing  commercial  mortgage with Royal Trust, and a term loan with the CIBC.

                  C. To  purchase   United   States  dollar   foreign   exchange
                     contracts, the equivalent of Canadian $25,000 is required to obtain an exchange contract. Applicable term will be from a minimum of 1 day to a maximum of 1 year.

INTEREST RATE:    A. Prime Rate of National Bank of Canada  plus 1.25% , that is
                     10.00% as at June 22, 1995, calculated daily and paid monthly in arrears. Prime Rate is defined as the rate as established from time to time by the Bank for Canadian dollar loans in Canada.

                  B. Floating Rate Option: Prime rate of National Bank of Canada plus 1.50%, that is 10.25% as at June 22, 1995, calculated daily and paid monthly in arrears. Prime Rate is defined as the rate as established from time to time by the Bank for Canadian dollar loans in Canada.

                     Fixed Rate Option: (available for a maximum of $490,000 or that amount required to retire the Royal Trust commercial mortgage) The Bank's cost of funds for fixed rate term loans + 2.00%, that is 9.75% as at June 22, 1995 for a 5 year term.

                  C. As quoted by International  Dept.,  National Bank of Canada at date of booking.

REPAYMENT:        On demand.

                  A. To revolve in multiples of $25,000.

                  B. Floating Rate Option:
                     (i) $490,000 or the amount required to retire the Royal Trust commercial mortgage. Based on a 20 year amortization, repaid in monthly payments of $2,042 plus interest.
                     (ii) $140,000  or the  amount  required  to retire the CIBC term loan. Monthly payments of $10,000 plus interest.

                     Fixed Rate Option: (available for a maximum of $490,000) Based on a 20 year amortization, and cost of funds for a 5 years term as quoted herein, repaid in monthly blended payments of $4,586.

                  C. According to the specified maturity date.

DEMAND NATURE  OF
 THE FACILITIES:
                  The Borrower and the Guarantors acknowledge and agree that notwithstanding anything contained herein to the contrary theses facilities constitute Demand Loans and as such, are due and payable at any time at the sole discretion of the Bank.

MARGIN AVAILABILITY:
                  The sum of operating advances and total Letters of Credit outstanding shall be limited to the lesser of $700,000 or the aggregate of the following:

                  (a) 85% of good quality Canadian accounts receivable for "Major Retailers" ( as approved by the Bank, see below), plus 65% of good qualify Canadian accounts receivable for those Bank approved customers offered Future dating terms (see approved list below), plus 60% of all other good quality Canadian accounts receivable, excluding contra accounts and intercompany accounts, doubtful accounts, and those aged 60 days and over; plus

                  (b) 50% of all letters of Credit outstanding and all current season's (i.e. Spring `95) finished goods inventory, plus 25% of all finished goods inventory for the prior 2 seasons (i.e. Fall `94 and Spring `94) excluding handbags, combined capped at an overall maximum of $300,000; less;


                  (c) all claims which rank prior to the Bank's security (i.e. deductions at source, GST, etc).

                  Major retailers: Bay, Costco, Eaton's, K-Mart, Sears, Zellers. Acceptable Future dating customers: Jovin, Pelle Imports, Access Leather and all major retailers. Non-Acceptable Future dating customers: Curry's Jewelers.

SECURITY:
                  All legal and other documentation to be in a form and content satisfactory to the Bank and its solicitors and is to be supported by all usual representations and opinions to confirm its enforceability. To include but not limited to:

                  1. General Assignment of Book Debts, registered in Ontario and all other applicable jurisdictions, providing a first charge over accounts and other receivables.

                  2. Pledge of Inventory under Section 427 of the Bank Act providing a first charge over inventory.

                  3. Assignment of sufficient fire insurance to protect the Bank's interest.

                  4. General Security Agreement providing a first floating and fixed charge over all assets of the Borrower.

                  5. Subordination and Postponement of Claim to the Bank of all loans, advances and accrued interest payable to shareholder(s) totalling $304,581 as at May 31, 1995. US $223,958 @ .7353 exchange rate.

                  6. A first fixed and floating charge Debenture in the amount of $1,500,000 over the real property located at 1321 Blundell Road, Mississauga (the "Property") accompanied by appropriate pledge agreement.

                  7.  General Assignment of Rents and Leases.

CONDITIONS PRECEDENT:
                  The following information/documentation satisfactory to the Bank is to be provided prior to the completion of a formal credit application (or prior to the advance of funds).

                  1. Receipt of the Borrower's Review Engagement financial statement for the 6 months ending May 31, 1995 which will not be materially different from the May 31, 1995 internal financial statement already received.

                  2. The licensing agreement with Airway Industries Inc. is to be reviewed and deemed satisfactory by the Bank's legal counsel. In addition, ad addendum to the licensing agreement is to be executed by the licensor:
                      (i) providing the Bank notice in the event the agreement is to be terminated; and
                      (ii) enabling the Bank to dispose of the  inventory in the event it chooses to realize on its security

                  3. Satisfactory report from the Bank's consultant with respect to a review of current assets and the internal financial reporting system. Consultant's cost is to the account of the Borrower, and is estimated at $250.

                  4. All legal and security documents to be in form and substance, satisfactory to the Bank and its solicitors, accompanied by the relevant legal opinions and registered in the appropriate jurisdictions.

                  5. Report from Hendren Mitchell Real Estate Appraisal Ltd. updating the Oct. 31, 1989 appraisal on the Property completed by Huronia York Appraisal Corp. evidencing a minimum value of $900,000.

                  6. Satisfactory Phase I environmental audit from a firm acceptable to the Bank and completion of the Bank's standard environmental questionnaire.

                  7.  Any other important information.

FINANCIAL COVENANTS:
                  The Borrower agrees to the following covenants which shall be calculated as indicated below, maintained at all time and tested monthly except where otherwise indicated:

                  1. Current Ratio: The ratio of Current Assets to Current Liabilities will not be less than 1.50 at anytime. Current Assets shall exclude any intercompany advances, deferred costs, or any other assets of doubtful or intangible nature. Current Liabilities to include only the true current portion of the commercial mortgage.

                  2. Debt to Equity Ratio: The ratio of Debt to Equity will not be more than 1.50 at any time. Debt shall be defined as total liabilities less any shareholder loans postponed to the Bank, less deferred income taxes. Equity shall be defined as Share Capital plus Retained Earnings plus any Shareholders' loans postponed to the Bank, less any deferred expenditures, loans to officers, directors, or shareholders, or intercompany advances and any other assets of value.

                  3. Debt Service Coverage: The ratio of Net Cash Flow to Debt Service shall be a minimum of 1.20. Net Cash Flow shall be defined as the Income After Tax plus: deferred taxes; depreciation; any other non-cash expenses; and all cash interest expense; less: dividends and capital expenditures not funded by debt. Debt Service shall be defined as all debt principal payments plus all cash interest expense.

                  4. Parent remuneration, whether a repayment of the parent company advance ($304,581 @ May 31, 1995) or a bonus/dividend, is prohibited without the prior written consent of the Bank. US $223,958 @.7353 exchange rate.

REPORTING CONDITIONS:
                  1. Within 25 days of each month-end, the Borrower shall provide the following information on Bank documents, signed by the appropriate authorized officer of the
                      Borrower:
                      (a) monthly   accounts   receivable   listing   classified
                          according to age;
                      (b) inventory declaration;
                      (c) prior claims declaration;
                      (d) internally  prepared income  statement,  balance sheet and statement of financial changes as compared against last year actual and current year to date budget.
                      (e) order backlog report.

                  2. The Borrower agrees to submit to the Bank its annual audited financial statement within 90 days of the end of its fiscal year.

                  3. The Borrower agrees to submit to the Bank its annual budget including budgeted monthly balance sheet, income statement, and cashflow within 90 days of its fiscal year end.

OTHER CONDITIONS:
                  1. All legal and registration fees incurred to prepare, execute and maintain legal documents will be assumed by the Borrower.

                  2. The cost of all appraisals and environmental reports requested by the Bank are the responsibility of the Borrower.

                  3. The Bank reserves the right to request appropriate annual financial statements or quarterly financial statements at any time and whenever it deems it appropriate. This information may be required on a continuous basis or for a specific period or periods and must always be to the Bank's satisfaction.

                  4. The ownership structure of the company shall not be altered without the Bank's prior written consent which shall be unreasonably withheld.

                  5. The nature of the Borrower's business shall not be substantially changed without the Bank's prior written consent which shall not be unreasonably withheld.

FEES:
                  1. Transaction fee of $6,250 which is payable upon acceptance of this Discussion Paper. These monies are refundable if such approval is not provided as outlined herein.

                  2. $75 monthly management fee to review the monthly reporting package, margin the account and process note rollovers.

ENVIRONMENTAL MATTERS:
                  1. The Borrower and the Guarantors represent and warrant that the owner of the subject property has complied and is complying in all respects with all applicable laws relating to the environment, that no contaminants, pollutants or other hazardous substances (including, without limitation, asbestos, products containing urea formaldehyde or polychlorinated biphenyl or any radioactive substances) have been or are now stored or located at the subject property, that no order, approval, direction or other governmental or regulatory notice relating to the environment has been threatened against, is pending or has been issued with respect to the subject property, and that none of them is aware of any pending or threatened action, suit or proceedings relating to any actual or alleged environmental violation from or at the subject property.

                  2. The Borrower and Guarantors shall permit the Lender to conduct, at the Borrower's expense, such test, inspections and environmental audits as may be required by the Lender including without limitation, the right to take soil samples from the subject property and the right to review and photocopy all records relating to the subject property or the business or operations now or hereinbefore conducted at the subject property in order to attempt to corroborate the veracity of the aforementioned representations and warranties.

                  3. The Borrower and Guarantors agree to pay the cost of all environmental audits which may be deemed necessary by the Bank.

                  4. The Borrower and Guarantors agree to delivery to the Bank documents guaranteeing compliance and showing that the land and building are not contaminated by hazardous materials.

                  5. The Borrower and Guarantors certify that past and present owners have not violated environmental law and regulations and that, to the best of their knowledge, no proceedings have been or are being instituted to make him comply with environmental laws and regulations.

                  6. The Borrower and Guarantors agree to comply with and respect any and all environmental laws and regulations.

                  7. The Borrower and Guarantors agree to maintain a system or mechanism through which the emission or release of contaminants can be controlled in compliance with laws and regulations.

                  8. The Borrower and Guarantors agree to periodically provide the Bank with a summary report stating the Borrower's status with regard to environmental laws and regulations, such as confirmation of the renewal of permits, certificates of compliance and the proper application of control procedures.

                  9. The Borrower and Guarantors agree to indemnify the Bank for all decontamination costs or for damages incurred by the Bank or its agents as a result of such contamination.

                  10. The  loan  shall  be  disbursed  upon  performance  and/or
                      completion   of  the  above   conditions   to  the  Bank's
                      satisfaction.

                  11. In  the  event  any   environmental   report   shows  that
                      decontamination is required the Borrower and Guarantors undertake to carry out decontamination at their own expense should this be required or requested. However, the undertaking of such decontamination's shall not guarantee that the Bank will make any disbursements. All the other conditions stipulated in this Offer of Finance shall be performed to the Bank's satisfaction.

ACKNOWLEDGMENT
OF NON MERGER:
                  The terms and conditions contained in this Offer to Finance shall not merge upon the execution and delivery of the security documentation referred to herein but shall at all times remain in full force and effect. The events of default as stated herein (if applicable), shall be in addition to and not restrict in any way whatsoever the events of default as stated in the security documents.

ANNUAL REVIEW:
                  To be reviewed at least annually, and in any event not later than March 31, 1996.

OTHER:
                  The Borrower agrees to keep the contents of this Letter strictly confidential.

If these conditions are acceptable to you, please indicate your acceptance thereof by signing and returning a copy of this letter to the Bank before June 27, 1995, after which time this offer in null and void.

Your truly,

/s/Guy Jarvis                               /s/ R.A. Garrad

Guy Jarvis                                  R.A. Garrard
Account Manager                             Senior Manager
a:/guydp\sirco.mp


ACCEPTANCE:

WE ACCEPT THE TERMS AND CONDITIONS OUTLINED HEREIN THIS 26TH DAY OF JUNE, 1995

SIRCO INTERNATIONAL (CANADA) LIMITED



Per: /s/ Doug Turner                              Per: /s/ Maric Weichel
Doug Turner, President                            Maric Weichel, Office Manager